MOTOR CLUB OF AMERICA
                                95 Route 17 South
                            Paramus, NEW JERSEY 07653

                          [LOGO] Motor Club of America

                                   ----------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  June 6, 2001
                                   ----------

TO THE HOLDERS OF COMMON STOCK OF MOTOR CLUB OF AMERICA:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Motor Club of America (the Company) will be held at the Marriott at Glenpointe Hotel, 100 Frank W. Burr Boulevard, Teaneck, New Jersey, on Wednesday, June 6, 2001, at 10:00 o'clock A.M. (New Jersey Time), for the following purposes:

            1. To elect eight (8) directors of the Company to hold office until the 2002 Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified;

           2. To amend the Restated and Amended Certificate of Incorporation of the Company to change the name of the Company to Preserver Group, Inc.; and

            3. To transact such other business as may properly come before the meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business on April 26, 2001, as the record date for the determination of the holders of Common Stock entitled to notice of and to vote at the meeting.

      If you cannot be present in person, your management would greatly appreciate your filling in, signing and returning the enclosed proxy, in the envelope provided for the purpose, in time to arrive no later than June 5, 2001. Any proxy not received by that date may arrive too late to be voted at the meeting.

                                       By Order of the Board of Directors

                                                 PETER K. BARBANO
                                                     Secretary

Dated:  Paramus, New Jersey
        May 3, 2001

                              MOTOR CLUB OF AMERICA
                                95 ROUTE 17 South
                            PARAMUS, NEW JERSEY 07653

                                   ----------
                                 PROXY STATEMENT
                                   ----------

                         Annual Meeting of Stockholders
                                  June 6, 2001

                                   ----------

      This statement is furnished in connection with the solicitation of proxies by the management of MOTOR CLUB OF AMERICA for use at the 2001 Annual Meeting of Stockholders to be held on June 6, 2001, and at any and all adjournments thereof. The Board of Directors has selected the close of business on April 26, 2001 as the record date, for purposes of determining shareholders entitled to notice of, and entitled to vote at the Annual Meeting, and this proxy statement is being mailed to such shareholders on or about May 3, 2001. On the record date, there were 2,124,387 shares of Common Stock of the Company outstanding, all of the par value of $.50 per share and each entitled to one vote on any matter to be voted on at the meeting.

      Other than the election of directors, which requires a plurality of the votes cast, each matter to be submitted to the stockholders requires the affirmative vote of a majority of the votes cast at the meeting. For purposes of determining the number of votes cast with respect to a particular matter, only those cast "For" or "Against" are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present at the meeting.

      If the enclosed form of proxy is properly executed and returned in time to be voted at the meeting, the shares represented thereby will be voted. The attendance at the meeting by any stockholder who has previously given a proxy will not have the effect of revoking the proxy; however, any such stockholder may vote in person by delivering written notice of revocation of the proxy to the Secretary of the Company prior to the exercise of the proxy.

Election of Directors

      At the meeting eight directors are to be elected to hold office until the 2002 Annual Meeting of Stockholders, and until their successors have been duly elected and qualified. It is the intention of the persons named in the enclosed form of proxy to vote the shares represented thereby for the election of the following nominees as directors of the Company. Each of the nominees is a member of the Board of Directors of the Company. The principal occupations of Messrs. Galatin, Fried, Lobeck, McWhorter, McWhorter, Jr. and Swanner for the last five years appear below; Messrs. Gilbert and Haveron devote substantially all of their business time to the affairs of the Company or one or more other companies in the Motor Club of America Group, and have been active in the business of one or more companies in the Motor Club of America Group for more than five years. Should any of these nominees be unable or unwilling to accept nomination or election for any presently unknown reason, it is the intention of the persons named in this proxy to vote for such other person or persons as the management of the Company may nominate.

                                                                                               Common Stock of the
                                                                                                  Company Owned
                                                                                                  Beneficially at
                                                                                                  March 31, 2001
                                                                        Years in Which        -------------------------
                                                                      Nominee Has Served        Number
                                                                      as Director of This         of          Percent
   Name and Age                       Principal Occupations         Company (Inclusive) (A)   Shares(B)(C)  of Class (C)
   -------------                       -------------------          -----------------------   --------------------------
Archer McWhorter, 79 (D)......Chairman  of the Board of  Directors         1986-2001            536,175        23.05
                               of  Companies  in the Motor Club of
                               America  Group;  from 1995 to March
                               1997,   Director  of  National  Car
                               Rental Systems, Inc. and affiliated
                               corporations,    a    car    rental
                               enterprise  ("NCR");  from  1995 to
                               February 1997,  one-third  owner of
                               Santa Ana  Holdings,  Inc.  ("Santa
                               Ana"),   which  exchanged  its  90%
                               stock  interest in NCR for stock in
                               Republic   Industries,   Inc.  (now
                               known as  AutoNation,  Inc.);  from
                               February  1997  to  February  1998,
                               consultant of NCR

Stephen A. Gilbert, 62 (E)....President   and   Chief    Executive         1984-2001             46,750         2.18
                               Officer of  Companies  in the Motor
                               Club of America Group;  Chairman of
                               the  Board   and  Chief   Executive
                               Officer  of  North  East  Insurance
                               Company

Robert S. Fried, 71 (E).......Retired  Senior  Vice  President  of         1956-2001              1,000          .05
                               Companies  in  the  Motor  Club  of
                               America Group

William E. Lobeck, Jr., 61....From  March  1997  to  August  1999,         1986-2001            512,088        22.09
                               President and COO of the Automotive
                               Rental Group of  AutoNation,  Inc.;
                               from   1995  to  May   1997,   CEO,
                               President and Director of NCR; from
                               1995 to  February  1997,  one-third
                               owner of Santa Ana, which exchanged
                               its 90% stock  interest  in NCR for
                               stock in Republic Industries,  Inc.
                               (now  known as  AutoNation,  Inc.);
                               President  of The Numbered Car Co.,
                               a car dealership

Alvin E. Swanner, 72..........From 1995 to March 1997, Chairman of         1986-2001            534,167        22.96
                               the Board and Director of NCR; from
                               1995 to  February  1997,  one-third
                               owner of Santa Ana which  exchanged
                               its 90% stock  interest  in NCR for
                               stock in Republic Industries,  Inc.
                               (now  known as  AutoNation,  Inc.);
                               from   February  1997  to  February
                               1998,  consultant of NCR; President
                               of  Swanner  &  Associates,   Inc.,
                               formerly  a  car  rental   company;
                               President of Chateau,  Inc., a golf
                               and  country   club,   and  Chateau
                               Development   Company,    Inc.,   a
                               development  company;  President of
                               135  St.  Charles,  Inc.,  a  hotel
                               development company

Malcolm Galatin, 61...........Professor  of  Economics,  The  City         1987-2001                 --           --
                               College of The City  University  of
                               New York

Patrick J. Haveron, 39 (E)....Executive  Vice   President,   Chief         1994-2001             24,975         1.17
                               Executive    Officer    and   Chief
                               Financial  Officer of Motor Club of
                               America;  Executive  Vice President
                               and  Chief  Financial   Officer  of
                               Companies  in  the  Motor  Club  of
                               America  Group;  Treasurer  of  the
                               Insurance Companies

Archer McWhorter, Jr., 57(D)..Associate  Professor,  University of   1998-2001                 --           --
                              Houston

      Following is stock ownership information of officers of the Company who are listed in the compensation tables that follow, but who are not included in the Director tabulations above.

                                                         Common Stock of the
                                                     Company Owned Beneficially
                                                          at March 31, 2001
                                                     ---------------------------
                                                       Number of       Percent
       Name                           Title          Shares (B)(C)  of Class (C)
      ------                          -----          -------------- ------------
Myron Rogow, 58 .........  Vice President--
                              Underwriting and           9,375          .44
                              Regional Operations

Charles Pelosi, 56 ......  Vice President--
                              Information Services      12,875          .60

Ronald A. Libby, 57 .....  Vice President--
                              Regional Operations;          --           --
                              President, North East
                              Insurance Company

      Following is stock ownership information by persons known to the Company to be a beneficial owner of more than five percent of such stock at March 31, 2001.

                           Name and Address
                           ----------------
Archer McWhorter ...................................    536,175        23.05
   1600 Smith Street
   Houston, Texas 77002

William E. Lobeck, Jr. .............................    512,088        22.09
   1132 South Lewis Avenue
   Tulsa, Oklahoma 74104

Alvin E. Swanner ...................................    534,167        22.96
   28 Chateau Haut Brion Street
   Kenner, Louisiana 70065

Heartland Advisors, Inc.   .........................    203,000         9.56
   789 North Water Street
   Milwaukee, Wisconsin 53202

      Following is stock ownership information by all 15 directors and officers of the Company as a group at March 31, 2001.

                            Title of Class
                              -----------
Motor Club of America Common Stock
   (par value $.50 per share) ......................  1,697,100        61.11


----------
(A)   Includes years during any portion of which the nominee served as director.

(B) As reported to the Company by the named persons. The nature of beneficial ownership or shares shown in this Proxy Statement is sole voting and investment power, except the shares of Heartland Advisors, Inc. is based on a Schedule 13G dated January 15, 2001, which indicates sole dispositive power as to 203,000 shares but only sole voting power as to 3,000 of such shares.

(C) Includes (1) stock options for Common Stock which are currently exercisable or exercisable within 60 days of March 31, 2001; for Mr. Gilbert 18,750 shares, for Mr. Haveron 15,625 shares, and for Messrs. Rogow and Pelosi 5,625 shares each; (2) Debentures for Common Stock which are currently convertible; for Mr. Archer McWhorter 201,736 shares by a limited partnership of which he is general partner, for Mr. Lobeck 193,688 shares, and for Mr. Swanner 201,735 shares owned by a Louisiana partnership in commendam of which he is general partner; and (3) for Mr. Archer McWhorter 301,635 shares which are owned by a family trust of which he is trustee, 30,804 shares owned by the limited partnership of which he is general partner and 2,000 shares owned by his wife in which he disclaims beneficial ownership; for Mr. Lobeck 15,400 shares which are owned by the William E. Lobeck Revocable Trust of which he is trustee, and 15,399 shares which are owned by the Kathryn L. Taylor Revocable Trust (Kathryn L. Taylor is Mr. Lobeck's wife, and Mr. Lobeck disclaims beneficial ownership in the shares owned by his wife's Revocable Trust); and for Mr. Swanner 30,797 shares which are owned by the Louisiana partnership in commendam of which he is general partner.

(D) Archer McWhorter is the father of Archer McWhorter, Jr., who presently is a beneficiary of his father's family trust (25%) and limited partnership (14.5%); Mr. Archer McWhorter, Jr. disclaims any beneficial ownership in his father's Debentures and Common Stock.

(E)   Member of Finance Committee.

      One of the Company's insurance subsidiaries, MCA Insurance Company (MCAIC) was declared insolvent on October 23, 1992 as a result of claims of Hurricane Andrew, which struck the South Florida coast on August 24, 1992. The Company wrote off in 1992 its investment in MCAIC and its subsidiaries, Property-Casualty Company of MCA and Fairmount Central Urban Renewal Corporation. The directors and executive officers of the Company, with the exception of Malcolm Galatin, Archer McWhorter, Jr., and Ronald A. Libby, were directors and executive officers of MCAIC.

Committees of the Board

      The Executive Committee serves as a policy-making and supervisory body for all operations of the Company, has all the eligible powers of the Board of Directors between meetings of the Board and also acts as the nominating committee. Shareholders who wish to suggest nominees for director should write to the Secretary of the Company at 95 Route 17 South, Paramus, New Jersey 07653-0931, stating in detail the qualifications of such persons for consideration by the Committee.

      The   Compensation   and  Evaluation   Committee   administers   executive
compensation and bonus plans; it met one time during 2000.

      The Stock Option Plan Committee administers the 1987, 1992 and 1999 Stock Option Plans and met two times during 2000.

      The Executive and Stock Option Plan Committees are comprised of Archer McWhorter, William E. Lobeck, Jr. and Alvin E. Swanner. The Compensation and
Evaluation  Committee  is  comprised  of  William  E.  Lobeck,  Jr. and Alvin E.
Swanner.

      The Audit Committee, which is comprised of Malcolm Galatin and Robert S. Fried, assesses the Company's risk of fraudulent financial reporting and management's program to monitor compliance with the code of corporate conduct, participates in the recommendation of independent public accountants and reviews the audit plans of the internal auditor and independent public accountants. The Audit Committee met five times during 2000.

      The Board of Directors of the Company met on four occasions during 2000.

      During 2000, none of the incumbent directors attended less than 75% of the aggregate of (1) the total number of meetings of the Board ( held during the period for which he has been a director) and (2) the total number of meetings of all committees of the Board on which he served (during the period that he served).

Audit Committee

      The Audit Committee, which adopted a charter in 1994 and revised it in 2000, presently consists of two members, both of whom satisfy the definition of independent directors established by both the Nasdaq Stock Market and state insurance regulatory requirements. A third member financially knowledgeable as prescribed by the Nasdaq Stock Market will be added as a member by June 13, 2001. The Audit Committee Charter is Appendix A attached hereto.

Audit Committee Report

      The Audit Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended December 31, 2000 with management and with the Company's independent accountants, PricewaterhouseCoopers, LLP. Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon.

      The Audit Committee has discussed with PricewaterhouseCoopers, LLP, the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers, LLP, required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), has discussed with PricewaterhouseCoopers, LLP, their independence, and has considered the compatibility of non-audit services provided by PricewaterhouseCoopers, LLP, with their independence.

      Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2000, be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

      Malcolm Galatin, Chairman                            Robert S. Fried

Audit and Non Audit Fees

      The following  sets for the aggregate fees billed the Company for the year
ended   December   31,   2000   by   the   Company's    independent    auditors,
PricewaterhouseCoopers, LLP:

      Audit Fees ..............................................  $313,000
      Financial Information Systems Design
         and Implementation Fees ..............................      None
      All Other Fees ..........................................  $182,000

      The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal auditors' independence.

Directors' Compensation

      Each non-employee director receives $14,500 per year from Companies in the Motor Club of America Group. Directors who are also employees do not receive any amount, in addition to their compensation, for being directors. Each member of the Executive Committee receives $58,000 per year from Companies in the Motor Club of America Group; and each non-employee member of the Audit and Finance Committees receives $300 per meeting.

Executive Compensation Tables

      The following tables provide information about executive compensation.

                           SUMMARY COMPENSATION TABLE

      The following table sets forth information about the compensation of the chief executive officers and each of the three most highly compensated executive officers of the Company for services in all capacities to the Company and its subsidiaries.

                                                                                   Long Term
                                                                                 Compensation
                                                     Annual Compensation           Award (2)
                                                   -----------------------       ------------
           (a)                        (b)            (c)             (d)              (e)              (f)
                                                                                  Securities
                                                                                  Underlying        All Other
                                                                                   Options/          Compen-
   Names and principal                             Salary         Bonus (1)        SAR's (3)       sation (4)
        Position                     Year            ($)             ($)              (#)              ($)
   -------------------               ----          ------         ---------       -----------      -----------
Stephen A. Gilbert ................  2000          175,000          95,000           7,500          19,659
   President and Chief               1999          175,000          45,000           7,500          19,409
   Executive Officer                 1998          170,962         121,000           7,500          15,010

Patrick J. Haveron ................  2000          175,000          95,000           7,500           9,400
   Executive Vice President,         1999          163,250          45,000           7,500           9,151
   Chief Executive Officer           1998          140,192         100,000           5,000           7,515
   and Chief Financial Officer

Myron Rogow .......................  2000          130,000          39,000           2,500           6,248
   Vice President--                  1999          130,000          20,000           2,500           6,388
   Underwriting and Regional         1998          130,962          42,435           2,500           7,422
     Operations

Charles Pelosi ....................  2000           97,135          24,500           2,500           5,127
   Vice President--                  1999           97,135          15,250           2,500           4,745
   Information Services              1998           96,833          35,362           2,500           5,690

Ronald A. Libby (5) ...............  2000          135,000          20,000           2,500              --
   Vice President--                  1999           38,948              --              --             389
   Regional Operations;              1998               --              --              --              --
   President, North East
   Insurance Company

----------
(1) Bonus amounts shown were earned with respect to the year indicated but may have been paid in the following year.

(2) The Company does not have a restricted stock award plan or a long term incentive award plan other than certain stock option plans.

(3) Amounts shown represent the number of stock options granted each year; there are no stock appreciation rights.

(4) Amounts shown include (a) Company contributions for the account of each named executive officer under the 401(k) Plan, a tax-qualified defined contribution plan open to all salaried employees of the Company and certain subsidiaries upon completion of one year of service, (b) the value of certain group life insurance premiums; and (c) for Mr. Gilbert and Mr. Haveron, contributions to a non-qualified deferred compensation plan.

(5) Amounts shown were from September 24, 1999, the date North East Insurance Company was acquired by the Company.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

      The following table shows all grants of options to the named executive officers of the Company in 2000. Pursuant to Securities and Exchange Commission rules, the table also shows the value of the options granted at the end of the option terms (five years) if the stock price were to appreciate annually by 5% and 10%, respectively. There is no assurance that the stock price will appreciate at the rates shown in the table. The table also indicates that if the stock price of the option does not appreciate, there will be no increase in the potential realizable value of the options granted.

                                                                                        Potential Realizable Value at
                                                                                        Assumed Annual Rates of Stock
                                                                                           Price Appreciation for
                                   Individual Grants                                             Option Term
--------------------------------------------------------------------------------------  -----------------------------
         (a)                           (b)           (c)           (d)         (e)            (f)         (g)
                                    Number of
                                   Securities
                                   Underlying    % of Total
                                    Options/    Options/SAR's   Exercise
                                      SAR's      Granted to      or Base
                                   Granted (1)  Employees in      Price    Expiration
        Name                           (#)       Fiscal Year    ($/Share)     Date            5%            10%
       ------                      ----------    -----------   ----------  -----------      ------        -------
Stephen A. Gilbert ................    7,500        20.8          8.125       6/5/05        16,836        37,203
Patrick J. Haveron ................    7,500        20.8          8.125       6/5/05        16,836        37,203
Myron Rogow .......................    2,500         6.9          8.125       6/5/05         5,612        12,401
Charles Pelosi ....................    2,500         6.9          8.125       6/5/05         5,612        12,401
Ronald A. Libby ...................    2,500         6.9          8.125       6/5/05         5,612        12,401

----------
(1) Amounts shown represent the number of stock options granted in 2000; no stock appreciation rights ("SAR's) have ever been issued. Options may not be exercised for at least one year after grant and may then be exercised in installments of 25% of the grant amount each year until they are 100% vested. Payment must be made in full upon exercise in cash or such other consideration as is acceptable to the Stock Option Plan Committee.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION SAR VALUES

      The following table provides information as to options exercised by each of the named executive officers of the Company during 2000 and the value of options held by such officers at year end measured in terms of the closing price of the Company Common Stock on December 31, 2000.

         (a)                           (b)           (c)                 (d)                             (e)
                                                                Number of Securities
                                     Shares                    Underlying Unexercised            Value of Unexercised
                                   Acquired        Value        Options/SAR's at Fiscal        In-the-Money Option/SAR's
                                  on Exercise     Realized          Year-End (1)(#)          at Fiscal Year-End (1),(2)($)
        Name                           (#)           ($)       Exercisable  Unexercisable    Exercisable     Unexercisable
        ----                      -----------     --------     -----------  -------------    -----------     -------------
Stephen A. Gilbert .............           0           0         18,750       21,250              0             4,688
Patrick J. Haveron .............           0           0         15,625       19,375              0             4,688
Myron Rogow ....................           0           0          5,625        6,875              0             1,563
Charles Pelosi .................           0           0          5,625        6,875              0             1,563
Ronald A. Libby ................           0           0          5,625        2,500              0             1,563


----------
(1)   No SAR's have ever been issued.

(2) Options are in-the-money if the fair market value of the Common Stock exceeds the exercise price of the option.

              LONG TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

      The Company does not maintain any Long Term Incentive Plans other than stock option plans previously disclosed.

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

      Set forth on the following page is a line graph comparing the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the SNL Securities LC (SNL) Index for NASDAQ Stock Market (United States Companies), the SNL Index for NASDAQ Fire, Marine & Casualty Insurance and the SNL All Property & Casualty Insurance Index for the period of five years commencing December 31, 1995 and ending December 31, 2000. The graph and table assume that $100 was invested on December 31, 1995 in each of the Company's Common Stock, the SNL Index for the NASDAQ Stock Market (United States Companies), the SNL Index for the NASDAQ Fire, Marine & Casualty Insurance and the SNL All Property & Casualty Insurance Index. This data was furnished by SNL.

             Comparison of Five Year-Cumulative Total Years Returns

                              Performance Graph for

                              MOTOR CLUB OF AMERICA

  [The following table was depicted as a line chart in the printed material.]

                                     Legend

                                                                              Period Ending
                                                         ------------------------------------------------------
   Index                                                 12/30/95 12/29/96 12/31/97 12/31/98 12/31/99 12/31/00
   ------------------------------------------------------------------------------------------------------------
   Motor Club of America                                  100.00   146.15   207.69  220.19   130.77   134.62
   NASDAQ - Total US                                      100.00   123.04   150.69  212.51   394.94   237.68
   SNL All Property & Casualty Insurance Index            100.00   122.80   177.20  171.24   130.32   188.51
   NASDAQ Stocks (SIC 6330-6339 US Companies)             100.00   108.42   164.70  140.51   105.71   143.73

                             Executive Compensation

Report of the Compensation and Evaluation Committee and Stock Option Plan Committee on Executive Compensation

      The Compensation and Evaluation Committee was charged by the Board of Directors with administering salaries and other compensation for executive officers. The Stock Option Plan Committee administers the Company's incentive stock option programs. For the purposes of insuring continuity in the application of the Company's compensation philosophy, both Committees (hereinafter referred to as the Committee) have identical membership, with Mr. Archer McWhorter also being a member of the Stock Option Plan Committee.

COMPENSATION PHILOSOPHY

      There are several guiding principles of the Committee in performing its functions. The compensation philosophy of the Company and its subsidiaries is to provide a competitive salary and other remuneration tied to Company performance against operating goals in order to attract and retain quality insurance executives. Stock options are provided to executives to offer additional incentive compensation commensurate with Company performance.

      The Committee believes this compensation philosophy properly balances its executives incentives to provide short-term operating performance.

      The Company's continuing financial improvement is the preeminent concern of the Committee, and all compensation decisions derive from this concern.

COMPONENTS OF EXECUTIVE COMPENSATION

      The Company's executive compensation program consists of: (i) an annual salary, (ii) a short-term incentive in the form of bonuses and (iii) a long-term incentive in the form of stock options.

Salary

      The Committee believes the Company has attracted executive officers with talent and expertise which exceed the Company's current operating environment and market scope. Accordingly, these executive officers are paid an annual salary which is commensurate with their industry expertise, functional expertise and value in the insurance marketplace.

      During recent years, the Company has limited increases in the base salaries of executives to periodic reviews, which may or may not be conducted annually. The Committee believes that total compensation for executives and key officers should primarily be determined by Company performance and that bonuses should be the featured additional remuneration component for these individuals, as opposed to salary. This strategy assists in controlling expenses while employing a philosophy that is performance oriented. The Committee believes that its approach to salary in the context of its overall compensation is not detrimental to the Company's long-term prospects.

      Historically, many factors have been used to determine annual salary increases. Such factors include Company performance, the Company's operating plan and objectives thereunder, individual performance, Company performance in relation to the industry, and the regulatory environment in which the Company operates. In addition, exceptional performance by an individual, whether or not it has a direct impact on Company performance, is taken into account in setting salary increases.

Stock Options

      Stock options are granted as a means of providing executive officers and key employees long term benefits and incentives from an improvement in Company share performance. The options are granted at the market value of the stock on the date of grant. Thus, the options gain value only to the extent the stock price exceeds the option price during the life of the option. Options are awarded in a manner which maintains the executive's focus on long-term share performance.

      Many of the principal competitors of the Company have adopted and now have in operation stock option plans. The plans are used as incentive devices by corporations which wish to attract new management, to convert their officers into "partners" by giving them a stake in the business, to retain the services of executives who might otherwise leave and to give their employees generally a more direct interest in the success of the corporation.

Bonuses--Annual Incentive Program

      The Company also pays bonuses for special performance and offers an Annual Incentive Plan (AIP) which provides incentive compensation tied to the profitability of the Company against a performance factor which is derived from the Company's calendar year Budget and Profit Plan. The Compensation Committee selected participants in the 2000 AIP who perform functions which directly affect the ability of the Company to meet its business and performance objectives.

      Under the 2000 AIP, because income before Federal income taxes for the year was within a specific range as compared to the performance factor, bonuses, adjusted to reflect individual performance, have been paid to participants, including executive officers, during 2001.

      The Committee reserves the right to withdraw the AIP in total or an executive's participation in the AIP at any time. The Committee has established an AIP for 2001 and its terms and performance factor are effective only for 2001.

      The 2001 AIP will offer incentive compensation tied to the profitability of the Company and its subsidiaries against performance factors which are derived from the Company's calendar year Budget and Profit Plan. The Compensation Committee will select participants in the 2001 AIP who perform functions which directly affect the ability of the Company and its subsidiaries to meet their business and performance objectives.

      Under the 2001 AIP, if income for the year is within a specific range as compared to the performance factor, bonuses, adjusted to reflect individual performance, will be paid during 2002. The executive officers named in the Summary Compensation Table are participating in the AIP in 2001.

Chief Executive Officer Compensation

      The Committee evaluated the base compensation of Messrs. Gilbert and Haveron, the rewards of the AIP, and the long term incentive plan. It was determined that total compensation received by the Chief Executive Officers were commensurate with similar officers within the insurance industry peer group as well their personal and Company performance on both a qualitative and quantitative basis.

      William E. Lobeck, Jr.                        Alvin E. Swanner

   Compensation and Evaluation Committee Interlocks and Insider Participation

      William E. Lobeck, Jr. and Alvin E. Swanner, who are members of the Compensation and Evaluation Committee and the Stock Option Plan Committee, each was paid director's fees of $64,167 during 2000. There are no Compensation and Evaluation Committee interlocks.

Retirement Plan and Certain Transactions

      In 1954, the Company  established an Employees'  Retirement  Plan (Pension
Plan), which as amended covers employees with one year's service and provides annual retirement benefits based on salary and length of service to companies in the Motor Club of America Group. The Pension Plan was amended as of January 1992 to suspend benefit accruals. The trustees of the Pension Plan, which is non-contributory, are Robert S. Fried, Stephen A. Gilbert and Patrick J. Haveron.

      In order to fund Plan benefits, the trustees have purchased United States Government obligations, and have placed funds with money managers who are investing these monies in a balanced relationship between equity and fixed-income securities.

      The annual Pension Plan benefits payable upon retirement at or after the normal retirement age of 65 consist of an amount equal to the sum as of January 1992 of:

      (a) 1 1/2% of the first $12,000 of an employee's average annual compensation plus 2 1/4% in excess of $12,000, multiplied by the employee's years of plan participation prior to January 15, 1983; and

      (b) For each plan year after January 15, 1983, 1 3/4% of the first $13,200 of the employee's annual compensation plus 2 3/4% in excess of $13,200.

      Early retirement is available at age 55 with 15 years of service. A participant's Pension Plan benefits become 100% vested after five years of service. Pension Plan amounts are not subject to deductions for Social Security benefits or other offset amounts.

      The following table sets forth certain information relating to the Pension Plan with respect to the five most highly compensated executive officers of the Company who are participants in the Pension Plan:

                               Estimated Annual      Latest Remuneration    Credited Years
         Name                  Benefit at Age 65   Covered by the Plan (1)  of Service (1)
         -----                  ---------------     --------------------    --------------
   Stephen A. Gilbert ........       $52,650              $175,000                24
   Patrick J. Haveron ........         4,950                79,500                 4
   Myron Rogow ...............         9,500               113,950                 4
   Charles Pelosi ............        21,250                86,920                18
   Ronald A. Libby (2) .......            --                    --                --

----------
(1)   As of January 1992 when Pension Plan accruals were suspended.

(2)   Not a participant in the Pension Plan.

Proposal Relating to Amendment of Certificate of Incorporation

      The Board of Directors has approved, subject to the approval of the common stockholders, an amendment to the Restated and Amended Certificate of Incorporation of the Company, to change the name of the Company from Motor Club of America to Preserver Group, Inc.

      The Board of Directors is of the opinion that the corporate name, Preserver Group, Inc., defines the Company's culture and is a corporate identity that more accurately reflects its operations. The Company no longer owns a motor club, personal automobile insurance business continues to decline rapidly as a percentage of its business and the Company is becoming a small and mid-sized commercial lines insurance operation.

      The affirmative vote of the holders of a majority of the Common Stock present in person or by proxy is required for approval of this proposal. It is intended that the proxies solicited hereby will be voted for such approval unless the stockholder specifies otherwise. Management believes that approval of the change of name to Preserver Group, Inc. is in the best interest of the stockholders and recommends a vote FOR this proposal.

Other Business

      The management of the Company knows of no other matters which may be presented at the meeting. However, if any matter not now known should come before the meeting, it is intended that the persons named in the enclosed form of proxy, or their substitutes, will vote the shares represented by them in accordance with their judgment on such matter.

Financial Statements Available

      A copy of the Annual Report of the Company for 2000, which contains financial statements audited by the Company's independent public accountants, is being sent to all stockholders with this proxy statement.

      A copy of the Company's 2000 Annual Report on Form 10-K filed with the Securities and Exchange Commission is available without charge upon written request to the Chief Financial Officer of the Company, 95 Route 17 South, Paramus, New Jersey 07653-0931.

Relationship with Independent Public Accountants

      The Board of Directors has selected the firm of PricewaterhouseCoopers LLP as the Company's principal independent public accountant for the year of 2001. One or more members of this firm will attend the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to answer questions that may be asked by stockholders.

Proposals of Stockholders

      In order for proposals of stockholders to be included in the proxy materials for the 2002 Annual Meeting of Stockholders, such proposals must be received by the Secretary of the Company no later than January 4, 2002.

      A proposal of stockholders not included in the proxy material for the 2002 Annual Meeting of Stockholders can be presented to that Annual Meeting by other means. However, if notice of a proposal is not given to the Secretary of the Company on or before March 19, 2002, the persons authorized under management proxies will have discretionary authority to vote and act according to their best judgment on the matter, without any specific or further instructions of the stockholders whose proxies they hold.

Cost of Solicitation

      The costs of the meeting, including the solicitation of proxies, will be borne by the Company. Proxies will be solicited by mail, and may also be solicited, without extra compensation, by certain directors, officers and regular employees of the Company, by mail, telephone, telegraph, telecopy or personally. Arrangement will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in doing so.

      If you cannot be present in person, your management would greatly appreciate your filling in, signing and returning the enclosed proxy, in the envelope provided for the purpose, in time to arrive not later than June 6, 2001. Any proxy not received by that date may arrive too late to be voted at the meeting.

                                           By Order of the Board of Directors

                                                           PETER K. BARBANO,
                                                               Secretary

Dated:   Paramus, New Jersey
         May 3, 2001

                                   APPENDIX A

                  MOTOR CLUB OF AMERICA AUDIT COMMITTEE CHARTER

      The Audit Committee ("the Committee"), of the Board of Directors ("the Board") of Motor Club of America ("the Company"), will have the oversight responsibility, authority and specific duties as described below.

COMPOSITION

      The Committee will be comprised of directors as determined by the Board. The members of the Committee will meet the independence and experience requirements of the Nasdaq Stock Market (NASDAQ). The members of the Committee will be elected annually at the organizational meeting of the full Board held in June and will be listed in the annual report to shareholders. The Board will elect one of the members of the Committee to be the Committee Chair.

RESPONSIBILITY

      The Committee is a part of the Board. Its primary function is to assist the Board in fulfilling its oversight responsibilities with respect to (i) the annual financial information to be provided to shareholders and the Securities and Exchange Commission (SEC); (ii) the system of internal controls that management has established; and (iii) the internal and external audit process. In addition, the Committee provides an avenue for communication between internal audit, the independent accountants, financial management and the Board. The Committee should have a clear understanding with the independent accountants that they must maintain an open and transparent relationship with the Committee, and that the ultimate accountability of the independent accountants is to the Board and the Committee. The Committee will make regular reports to the Board concerning its activities.

      While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's business conduct guidelines.

AUTHORITY

      Subject to the prior approval of the Board, the Committee is granted the authority to investigate any matter or activity involving financial accounting and financial reporting, as well as the internal controls of the Company. In that regard, the Committee will have the authority to approve the retention of external professionals to render advice and counsel in such matters. All employees will be directed to cooperate with respect thereto as requested by members of the Committee.

MEETINGS

      The Committee is to meet as many times as the Committee deems necessary. The Committee is to meet in separate executive sessions with the independent accountants and internal audit at least once each year and at other times, including with the chief financial officer, when considered appropriate.

ATTENDANCE

      Committee members will strive to be present at all meetings. As necessary or desirable, the Committee Chair may request that members of management and representatives of the independent accountants and internal audit be present at Committee meetings.

SPECIFIC DUTIES

      In carrying out its oversight responsibilities, the Committee will:

1. Review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval. This should be done in compliance with applicable NASDAQ Audit Committee Requirements.

2. Review with the Company's management, internal audit and independent accountants the Company's accounting and financial reporting controls. Obtain annually in writing from the independent accountants their letter as to the adequacy of such controls.

3. Review with the Company's management, internal audit and independent accountant's significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements. Discuss with the independent accountants their judgments about the quality, not just the acceptability, of the Company's accounting principles used in financial reporting.

4. Review the scope of internal audit's work plan for the year and receive a summary report of major findings by internal auditors and how management is addressing the conditions reported.

5. Review the scope and general extent of the independent accountants' annual audit. The Committee's review should include an explanation from the independent accountants of the factors considered by the accountants in determining the audit scope, including the major risk factors. The independent accountants should confirm to the Committee that no limitations have been placed on the scope or nature of their audit procedures. The Committee will review annually with management the fee arrangement with the independent accountants.

6. Inquire as to the independence of the independent accountants and obtain from the independent accountants, at least annually, a formal written statement delineating all relationships between the independent accountants and the Company as contemplated by Independence Standards Board Standard No. 1, lndependence Discussions with Audit Committees.

7. Have a predetermined arrangement with the independent accountants that they will advise the Committee through its Chair and management of the Company of any matters identified through procedures followed for interim quarterly financial statements, and that such notification is to be made prior to the related press release or, if not practicable, prior to filing Form 10-Q. Also receive a written confirmation provided by the independent accountants at the end of each of the first three quarters of the year that they have nothing to report to the Committee, if that is the case, or the written enumeration of required reporting issues.

8. At the completion of the annual audit, review with management, internal audit and the independent accountants the following:

o The annual financial statements and related footnotes and financial information to be included in the Company's annual report to shareholders and on Form 10-K.

o Results of the audit of the financial statements and the related report thereon and, if applicable, a report on changes during the year in accounting principles and their application.

o Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit. Inquire about the cooperation received by the independent accountants during their audit, including access to all requested records, data and information. Inquire of the independent accountants whether there have been any disagreements with management that, if not satisfactorily resolved, would have caused them to issue a nonstandard report on the Company's financial statements.

o Other communications as required to be communicated by the independent accountants by Statement of Auditing Standards (SAS) 61 as amended by SAS 90 relating to the conduct of the audit. Further, receive a written communication provided by the independent accountants concerning their judgment about the quality of the Company's accounting principles, as outlined in SAS 61 as amended by SAS 90, and that they concur with management's representation concerning audit adjustments.

      If deemed appropriate after such review and discussion, recommend to the Board that the financial statements be included in the Company's annual report on Form 10-K.

9. After preparation by management and review by internal audit and independent accountants, approve the report required under SEC rules to be included in the Company's annual proxy statement. The charter is to be published as an appendix to the proxy statement every three years.

10. Discuss with the independent accountants the quality of the Company's financial and accounting personnel. Also, elicit the comments of management regarding the responsiveness of the independent accountants to the Company's needs.

11. Meet with management, internal audit and the independent accountants to discuss any relevant significant recommendations that the independent accountants may have, particularly those characterized as 'material' or 'serious'. Typically, such recommendations will be presented by the independent accountants in the form of a Letter of Comments and Recommendations to the Committee. The Committee should review responses of management to the Letter of Comments and Recommendations from the independent accountants and receive follow-up reports on action taken concerning the aforementioned recommendations.

12. Recommend to the Board the selection, retention or termination of the Company's independent accountants.

13. Review the appointment and replacement of the senior internal audit executive.

14. Review with management, internal audit and the independent accountants the methods used to establish and monitor the Company's policies with respect to unethical or illegal activities by Company employees that may have a material impact on the financial statements.

15. Generally as part of the review of the annual financial statements, receive an oral report(s), at least annually, from the Company's general counsel concerning legal and regulatory matters that may have a material impact on the financial statements.

16. As the Committee may deem appropriate, obtain, weigh and consider expert advice as to Audit Committee related rules of the NASDAQ, Statements on Auditing Standards and other accounting, legal and regulatory provisions.

                          [LOGO] Motor Club of America

                         Annual Meeting of Stockholders

                          Marriott at Glenpointe Hotel
                           100 Frank W. Burr Boulevard
                               Teaneck, New Jersey
                                  June 6, 2001
                                   10:00 A. M.

                            * Fold and detach here *
--------------------------------------------------------------------------------

                              Motor Club of America

               Proxy Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders to be Held June 6, 2001

PROXY: ARCHER McWHORTER, ALVIN E. SWANNER, WILLIAM E. LOBECK, JR. AND STEPHEN A. GILBERT, and each of them are hereby appointed as attorneys and proxies, with full power of substitution, to represent and to vote all stock of MOTOR CLUB OF AMERICA (the Company) in the name of the undersigned, as fully and effectively as the undersigned could do if personally present, at the Annual Meeting of Stockholders of the Company, to be held at the Marriott at Glenpointe Hotel, 100 Frank W. Burr Boulevard, Teaneck, New Jersey 07666, on June 6, 2001 at 10 o'clock A.M. (New Jersey Time), and at any adjournment thereof, upon the matters set forth in the Proxy Statement, which has been received by the undersigned, and in their discretion in the transaction of such other business as may properly come before the meeting or any adjournment thereof.

--------------------------------------------------------------------------------
   (Please mark, sign and date and return promptly in the envelope provided)

                              Motor Club of America
               Proxy Solicited on Behalf of the Board of Directors

1.    Election of directors (Mark Only One Box).

      Nominees: A. McWhorter, S.A. Gilbert, R.S. Fried, M. Galatin, W.E. Lobeck, Jr., A.E. Swanner, P.J. Haveron, A. McWhorter, Jr.

      |_| Vote FOR all nominees listed above and recommended by the Board of Directors, EXCEPT vote withheld from the following nominees (if any): |_| Vote WITHHELD from all nominees.

If no indication is made, the proxies shall vote FOR the election of the director nominees.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee name on the line provided below.)

--------------------------------------------------------------------------------
2.    Approval of Amendment of Certificate of Incorporation

      |_| FOR             |_| AGAINST           |_| ABSTAIN

3. In their discretion, the proxies are authorized to vote upon any other business that may come before the meeting or any adjournment thereof.

                                 Please sign here personally, exactly as your name appears hereon. Joint owners must both sign.

                                 DATED______________________________________2001

                                 SIGNED_________________________________________

                                 SIGNED_________________________________________
                                 Please mark, sign and date this proxy and return promptly in the envelope provided